                                                                    EXHIBIT 10.1

                                  MAXYGEN, INC.

                           CHANGE OF CONTROL AGREEMENT

         This CHANGE OF CONTROL AGREEMENT (the "Agreement"), dated __________, is made by and between MAXYGEN, INC., a Delaware corporation (the "Company"), and ___________ (the "Executive").

         WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel;

         WHEREAS, the Board of Directors of the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a Change of Control (as defined herein) exists and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

1.  Introduction; Purposes.
    ----------------------

         (a) The purpose of this Agreement is to provide the Executive with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a Change of Control of the Company.

         (b) The Company, by means of the Agreement, seeks to (i) secure and/or retain the services of the Executive and (ii) provide incentives for the Executive to exert maximum efforts for the success of the Company even in the face of a potential Change of Control of the Company.

2.  Definitions.
    -----------

         (a)  "Accountants" has the meaning given thereto in Section 4.

         (b)  "ADEA" has the meaning given thereto in Section 5(c).

         (c)  "Agreement" means this Change of Control Agreement.

         (d)  "Board" means the Board of Directors of the Company.

         (e) "Cause" means the Executive's: (i) willful and continued failure to substantially perform the Executive's duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is deliver to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties and that has not been cured within fifteen (15) days following receipt by the Executive of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company's business; (iii) dishonesty with respect to a significant matter relating to the Company's business; or (iv) material breach of any agreement by and between the Executive and the Company, which material breach has not been cured within fifteen (15) days following receipt by the Executive of written notice from the Company identifying such material breach.

         (f) "Change of Control" means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company;
(iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (vi) in the event that the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board.

         (g)  "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" means the Finance Committee of the Board or such other committee as appointed by the Board to administer this Agreement.

         (i)  "Company" means Maxygen, Inc., a Delaware corporation.

         (j)  "Company-Paid Coverage" has the meaning given thereto in
Section 3(a).

         (k) "Confidential Information, Secrecy and Invention Agreement" has the meaning given thereto in Section 5(b).

          (l) "Disability" means the Executive's physical or mental disability that prevents the Executive from satisfactorily performing the normal duties and responsibilities of the Executive's office in the good faith determination of the Committee for a period of more than one hundred twenty (120) consecutive days.

          (m)  "Effective Date" means the date first above written.

          (n)  "Employee Agreement and Release" has the meaning given thereto in
Section 5(c).

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p)  "Excise Tax" has the meaning given thereto in Section 4.

          (q) "Executive" means the person identified in the introductory paragraph of this Agreement.

          (r) "Good Reason" means: (i) any material reduction of the Executive's duties, authority or responsibilities relative to the Executive's duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary of the Executive, or of twenty-five percent (25%) or more in the Target Bonus opportunity of such Executive, as in effect immediately before such reduction, except if agreed to in writing by the Executive; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive's then present business location, except if agreed to in writing by the Executive; (iv) a material breach by the Company of any provision of this Agreement or (v) any failure of the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

         (s) "Incumbent Board" means the individuals who, as of the Effective Date, are members of the Board. If the election, or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

         (t) "Section 16 Officer" means an "officer" of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, designated as such by action of the Board.

         (u) "Target Bonus" means the Executive's target bonus for the then current fiscal year, as set by the Board or the appropriate committee thereof.

3.  Severance Benefits in the Event of a Change of Control.
    ------------------------------------------------------

         (a) If within eighteen (18) months following the date of a Change of Control of the Company either (i) the Company terminates the Executive's employment other than for Cause, death or Disability or (ii) the Executive terminates his or her employment with the Company voluntarily with Good Reason, then in each case, subject to Section 4 and Section 5: (i) the Executive shall be entitled to receive a lump sum payment equal to two times the Executive's yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a Change of Control that constitutes Good Reason), (ii) each of the Executive's outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerate in full (or, as applicable, the corresponding repurchase right shall lapse in full) as of the date of termination; (iii) if on the date of termination the Executive is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company shall provide to the Executive benefits substantially similar to those that the Executive was receiving immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's spouse and/or dependents immediately prior to the date of termination, such spouse and/or dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) two (2) years from the date of termination, or (y) the date that the Executive and his or her spouse and/or dependents become covered under another employer's health, disability, accident and/or life insurance plans or programs that provides the Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage.

         (b) If within eighteen (18) months following the date of a Change of Control of the Company the Executive's employment with the Company is terminated as a result of death or Disability, then in each case, subject to Section 4 and
Section 5: (i) each of the Executive's outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerated such that vesting (or, as applicable, the corresponding repurchase right lapsing) shall occur as if the vesting (or lapsing) had occurred on a monthly basis from the last date of vesting (or lapse) to the date of termination; and (ii) the Company will provide the Executive with health, disability, accident and/or life insurance benefits as described in Section 3(a)(iii).

         (c) In no event shall the Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to the Executive under this Agreement.

         (d) The Executive's employment shall be deemed to have been terminated following a Change of Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change of Control without Cause at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a Change of Control or if the Executive terminates his or her employment with Good Reason prior to a Change of Control if the circumstances or event that constitutes Good Reason occurs at the direction of such person.

4.  Parachute Payments; Excise Tax.
    ------------------------------

            In the event that the severance, acceleration of stock options and other benefits payable to the Executive as a result of a Change of Control of the Company (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this
Section 4, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then the Executive's benefits payable in connection therewith shall be either

         (a) delivered in full, or

         (b) delivered as to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing in good faith by the outside accounting firm responsible for auditing the Company's financial records (the "Accountants"). In the event of a reduction in benefits hereunder, the Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code.

         The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

5.  Limitations and Conditions on Benefits.
    --------------------------------------

            The benefits and payments provided under this Agreement shall be subject to the following terms and limitations:

         (a)    Withholding Taxes.  The Company shall withhold required federal,
                -----------------
state and local income and employment taxes from any payments hereunder.

         (b) Confidential Information, Secrecy and Invention Agreement Prior to
             ------------------------------------------------------------------
Receipt of Benefits. The Executive shall have executed and delivered to the
-------------------
Company a standard form of the Company's confidential information, secrecy and invention agreement, a copy of the current form of which is attached as Exhibit A (the "Confidential Information, Secrecy and Invention Agreement"), prior to the receipt or provision of any benefits (including the acceleration benefits) under this Agreement. Additionally, the Executive agrees that all documents, records, apparatus, equipment and other physical property that is furnished to or obtained by the Executive in the course of his or her employment with the Company shall be and shall remain the sole property of the Company. The Executive agrees not to make or retain copies, reproductions or summaries of any such property, except as otherwise necessary while acting in the normal course of business. In the event of any material breach by the Executive of the Confidential Information, Secrecy and Invention Agreement that is not cured within thirty (30) days of notice of such breach to the Executive, all benefits payable under Section 4 of this Agreement shall immediately terminate.

         (c) Employee Agreement and Release Prior to Receipt of Benefits. If the
             -----------------------------------------------------------
Executive's employment with the Company terminates involuntarily other than for Cause, death or Disability, or the Executive terminates his or her employment with the Company voluntarily with Good Reason, then prior to, and as a condition of the receipt of any benefits (including the acceleration benefits) under this Agreement on account of such termination, the Executive shall, as of the date of such termination, execute an employee agreement and release in the form attached as Exhibit B (the "Employee Agreement and Release") prior to receipt of benefits. Such Employee Agreement and Release shall specifically relate to all the Executive's rights and claims in existence at the time of such execution and shall confirm the Executive's obligations under the Company's standard form of Confidential Information, Secrecy and Invention Agreement. If and only if the Executive is covered by the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA") (currently all those 40 years of age or over on the date of termination), the Executive has twenty-one (21) days to consider whether to execute such Employee Agreement and Release and the Executive may revoke such Employee Agreement and Release within seven (7) days after execution of such Employee Agreement and Release. In the event the Executive is covered by ADEA and does not execute such Employee Agreement and Release within the twenty-one
(21) days specified above, or if the Executive revokes such Employee Agreement and Release within the seven (7) day period specified above, no benefits (including the acceleration benefits) under Section 3 of this Agreement shall be payable or made available to the Executive on account of a termination.

         6. Termination. Prior to a Change of Control of the Company, this
            -----------
Agreement shall automatically terminate on the date the Executive ceases to be a
Section 16 Officer, as evidenced by action of the Board removing the Executive as a Section 16 Officer or otherwise; provided, however, that if the Executive ceases to be a Section 16 Officer prior to a Change of Control at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a Change of Control, this Agreement shall not terminate due to the change in status of the Executive.

         7. At-Will Employment. The Company and the Executive acknowledge that
            ------------------
the Executive's employment is and shall continue to be at-will, as defined under applicable law. This Agreement shall not be construed as creating an express or implied contract of employment between the Executive and the Company. The Executive shall not have any right to be retained in the employment of the Company.

         8.  Notices.  Any notice provided under this Agreement shall be in
             -------
writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

                           In the case of the Company:

                                    Maxygen, Inc.
                                    515 Galveston Drive
                                    Redwood City, CA 94063
                                    Attn: General Counsel

                           In the case of the Executive:


                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    -------------------------


or to such other address as the Company or the Executive hereafter designates by written notice in accordance with this Section 8.

         9. Litigation/Arbitration Expenses. Reasonable litigation and/or
            -------------------------------
arbitration costs and expenses shall be paid by the Company, win or lose, in connection with any dispute between the Company (and its successors) and the Executive concerning this Agreement; provided, however, that if the litigation or arbitration is found to have been commenced in bad faith by the Executive, the Executive shall bear all of his or her own costs and expenses in connection with such litigation or arbitration.

         10. Successors and Assigns. This Agreement is intended to bind and
             ----------------------
inure to the benefit of and be enforceable by the Executive, and the Company, and any surviving entity resulting from a Change of Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that the Executive may not assign any duties hereunder without the prior written consent of the Company.

         11.  Miscellaneous.
              -------------

         (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by each of the parties.

         (b) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.  Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the State of California, regardless of the law that might be applied under applicable principles of conflicts of law.



                                             MAXYGEN, INC.

                                             By:
                                                 ---------------------
                                                 Name:
                                                 Title:



                                             THE EXECUTIVE

                                             -------------------------
                                             Name:

                                                                       Exhibit A
                                                  to Change of Control Agreement

                                  MAXYGEN, INC.

           CONFIDENTIAL INFORMATION, SECRECY, AND INVENTION AGREEMENT

         This Agreement is entered into on __________, 200__ between Maxygen ("Maxygen" or "the Company"), a Delaware corporation, and ___________________ ("Employee").

         In consideration of Employee's employment by Maxygen and the compensation paid to Employee, this Agreement being a condition of that employment, Employee and Maxygen agree as follows:

1.       DEFINITIONS
         -----------

         For purposes of this Agreement, the following terms have the following definitions:

         (a) Confidential Information means proprietary techniques and confidential information that Maxygen develops, compiles or owns, or that Maxygen receives under conditions of confidentiality from the entities with which it has business relationships. Confidential Information may be disclosed to or developed, learned or acquired by Employee in the course of Employee's employment with Maxygen, whether or not related to Employee's duties. Confidential Information is broadly defined, and includes (i) all information that has or could have commercial value or other utility in the businesses in which Maxygen is engaged or in which it contemplates engaging, and (ii) all information that, if disclosed without authorization, could be detrimental to the interests of Maxygen or the entities with which it has business relationships, whether or not this information is identified as Confidential Information. By example, and without limitation, Confidential Information includes but is not limited to Maxygen's research programs, product development, biological materials, research methods, related products, technology, inventions, patent applications, trade secrets or other products and any other information of value relating to the business affairs and/or fields of interest of Maxygen, whether communicated orally or in writing, including without limitation, concepts, techniques, processes, designs, biological materials, methods for developing or identifying novel products, cost data, and other technical know-how, financial, research, marketing and personnel information, and other business information including information with respect to which Maxygen is under an obligation of confidentiality with any third party. Confidential Information does not include information: (i) generally known in the relevant trade or industry; or (ii) known to and freely usable by Employee before Employee's employment by Maxygen; and Confidential Information shall not be deemed to be generally known (x) merely because it is embraced by more general information subject to the above, or (y) merely because it is published in general terms without description of the specific Confidential Information subject to this section.

         (b) Invention(s) means any and all inventions, discoveries, original works of authorship, developments, improvements, formulas, techniques, concepts, data and ideas (whether or not patentable or registrable under copyright or similar statute) made, conceived, reduced to practice, or learned by Employee, either alone or jointly with others, that (i) result from work performed by Employee for Maxygen, (ii) utilize the equipment, supplies, facilities, or Confidential Information of Maxygen or are made, conceived or completed during hours in which Employee is employed by Maxygen, or (iii) are related to the business or the actual or demonstrably anticipated research or development of Maxygen.

         (c) Trade Secret(s) means all information, know-how, concepts, data, ideas and materials, however embodied, relating to the business of Maxygen or to entities with which Maxygen has business relationships, which have not been released publicly by an authorized representative of Maxygen or have not otherwise lawfully entered the public domain.

         (d) Effective Date means the date on which this Agreement will become effective. The Effective Date is the earlier of (i) the beginning of Employee's employment with Maxygen, or (ii) the date and time at which any Confidential Information was, or is, first disclosed to Employee.

2.       EMPLOYEE'S PRIOR KNOWLEDGE AND RELATIONSHIPS
         --------------------------------------------

         (a) Prior Knowledge. Except as is disclosed on Exhibit B to this
             ---------------                            ---------
Agreement, Employee does not know anything about the Company's Confidential Information, other than information learned from Maxygen.

         (b) Prior Relationships. Employee has no other agreements,
             -------------------
relationships, or commitments to any other person or entity that conflict with Employee's obligations to Maxygen under this Agreement. Employee will not use or disclose to Maxygen, or induce Maxygen to use or disclose, any confidential information, trade secret, or proprietary information or material belonging to any third party. Employee represents and acknowledges that Employee's employment with Maxygen will not require Employee to violate any obligation to or confidence with another. Employee represents and warrants that Employee has returned all property and confidential information belonging to all prior employers. In the event Employee is sued for breach of any obligation or agreement to which Employee is a party or is bound, Employee agrees to indemnify Maxygen fully for all liabilities, costs, verdicts, judgments, settlements, attorneys' fees and other losses incurred by Maxygen.

3.       PROTECTION OF CONFIDENTIAL INFORMATION
         --------------------------------------

         (a) Employee acknowledges and agrees that Confidential Information constitutes a valuable asset of Maxygen, and is the sole property of Maxygen.

     (b) At all times during and after Employee's employment with Maxygen, Employee will hold in trust, keep confidential and not disclose to any third party, or make any use of, the Confidential Information of Maxygen or of the entities with which Maxygen has business relationships, except as may be necessary in the course of Employee's employment, without the prior written consent of the Chief Executive Officer of Maxygen. Employee agrees to abide by policies established by Maxygen for the protection of Confidential Information, and to take reasonable security precautions to safeguard Confidential Information, including without limitation, the protection of documents from theft, unauthorized duplication and discovery of contents, and restrictions on access by other persons. Employee further agrees not to cause the transmission, removal, or transport of any Confidential Information from Maxygen's principal place of business, or any other place of business as specified by the Chief Executive Officer of Maxygen, except as required in the course of Employee's employment, without the prior written approval of the Chief Executive Officer of Maxygen.

     (c) Employee acknowledges that unauthorized use or disclosure of Confidential Information may be highly prejudicial to the interests of Maxygen or the entities with which Maxygen has business relationships, an invasion of privacy, or a misappropriation or improper disclosure of trade secrets.

     (d) Employee acknowledges that all documents including, but not limited to, software, computer programs, tapes, printouts, records, databases, manuals, letters, notebooks, reports, blueprints, drawings, sketches, photographs, customer lists, and other evidence of Confidential Information and other information concerning the business, operations, or plans of Maxygen or the entities with which Maxygen has strategic relationships, including copies, whether produced by Employee or others, are at all times the property of Maxygen or the entities with which Maxygen has strategic relationships, and will be treated as Confidential Information.

     (e) Employee acknowledges that Maxygen has received and in the future may receive confidential or proprietary information from third parties, subject to a duty on Maxygen's part to maintain the confidentiality of the information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence in compliance with the terms of any agreement Maxygen may have with such third parties, and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's duties for Maxygen, consistent with the terms of any agreement Maxygen may have with such third parties.

     (f) Employee acknowledges that any unauthorized use or disclosure to third parties of Confidential Information of Maxygen or the entities with which Maxygen has strategic relationships during employment will lead to disciplinary action, up to and including immediate termination, and any unauthorized use or disclosure during or after employment can lead to legal action by Maxygen.

4.   EMPLOYEE'S OBLIGATIONS ON TERMINATION OF EMPLOYMENT
     ---------------------------------------------------

     (a) Return of Company Property. Upon separation from employment with
         --------------------------
Maxygen for any reason, Employee will promptly deliver to Maxygen all Company documents and materials pertaining to (i) Employee's employment, (ii) the Confidential Information of Maxygen or the other entities with which Maxygen has strategic relationships, and (iii) Inventions of Maxygen (as defined above), whether prepared by Employee or otherwise coming into Employee's possession or control, except that Employee may retain personal copies of records relating to Employee's compensation and this Agreement. Company "documents" include, but are not limited to, drawings, sketches, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, type-written or handwritten documents. Company "materials" include, but are not limited to, biological materials, including cell lines, plasmids, vectors and DNA. Employee also agrees to return to Maxygen all equipment, files, software programs and other personal property belonging to Maxygen on separation from employment. Employee will not retain any written or other tangible materials (in hard copy or electronic form) that evidence, contain or reflect Confidential Information or Inventions of Maxygen.

     (b) Termination  Certificate.  Employee agrees to sign the Termination
         ------------------------
Certificate,  a copy of which is contained in Exhibit A to this Agreement on
                                              ---------
separation from employment.

     (c) Protection of Maxygen's Confidential Information and Inventions. If
         ---------------------------------------------------------------
Employee's employment with Maxygen is terminated for any reason, Employee will protect the value of Maxygen's Confidential Information and Inventions and will prevent their theft or disclosure. Employee will not use or disclose Confidential Information or Inventions for Employee's benefit (or for the benefit of any third party) or to the detriment of Maxygen, at any time after separation from employment.

     (d) Non-Interference with Maxygen Employees. Employee agrees that, both
         ---------------------------------------
during employment and for a period of twelve (12) months following separation from employment for any reason, Employee will not disrupt, damage, impair or interfere with Maxygen's business by recruiting, soliciting or otherwise inducing any Maxygen employee or exclusive consultant to enter into employment or an exclusive consulting relationship with any other business entity that competes with Maxygen.

     (e) Non-Interference with Maxygen Customers. Employee also agrees that,
         ---------------------------------------
both during employment and for a period of twelve (12) months following separation from employment for any reason, Employee will not (i) call on, solicit, or take away (directly or indirectly), or (ii) attempt to call on, solicit or take away any Maxygen customer or potential customer whom the Company has identified during the term of Employee's employment with Maxygen, either for Employee's own benefit or for the benefit of another person or entity, nor will Employee solicit or induce any customer or potential customer to terminate a business relationship with Maxygen.

     (f) Legal Sanctions. Employee understands that the unauthorized taking of
         ---------------
any of Maxygen's trade secrets could result in civil liability under the California Uniform

Trade Secrets Act (Civil Code ss.ss. 3436-3426.11) and other laws, and that willful misappropriation may result in an award against Employee for triple the amount of Maxygen's damages and attorneys' fees in collecting these damages.

5.   INVENTIONS
     ----------

     (a) Disclosure.  Employee will promptly disclose all Inventions to Maxygen
         ----------
in writing.

     (b) Assignment. All Inventions are the sole property of Maxygen or
         ----------
Maxygen's designee. Employee hereby assigns to Maxygen, without royalty or further consideration to Employee, all right, title, and interest Employee may have, or may acquire, in and to all Inventions, including but not limited to, patents and copyrights. Employee agrees that Maxygen or its designee will be the sole owner of all domestic and foreign patents, patent rights, copyrights, and other rights pertaining to all these Inventions. Employee further agrees that all copyrightable materials that Employee prepares, individually or in cooperation with others, that is specifically requested by Maxygen or commissioned for use as a contribution to a collective work, or as a supplementary work, a compilation, or an instructional text, as these terms are defined by 17 U.S.C. ss.101, will be considered a "work made for hire," as that term is defined by 17 U.S.C. ss.101.

     (c) Execution of Documents. Whenever requested by Maxygen, Employee will
         ----------------------
promptly sign and deliver to Maxygen, both during and after employment, any and all applications, assignments and other documents that Maxygen considers necessary or desirable in order to apply for, obtain, and maintain letters patent of the United States and to foreign countries for these Inventions, and to assign and convey to Maxygen or its designee the sole and exclusive right, title, and interest in and to Inventions or any applications or patents thereon, or provide any other evidence of the assignment of all rights of Employee, if any, in any Inventions, and Maxygen's ownership of these Inventions, without royalty or any other further consideration to Employee.

     (d) Assistance to Maxygen. Whenever requested by Maxygen, both during and
         ---------------------
after employment, Employee will assist Maxygen, at Maxygen's expense, in obtaining, maintaining, defending, registering and from time to time enforcing, in any and all countries, Maxygen's right to the Inventions and related intellectual property rights. This assistance may include, without limitation, testifying in a suit or other proceeding, executing all documents deemed by Maxygen to be necessary or convenient for use in applying for, obtaining, and enforcing patents, copyrights, or other rights, and executing all necessary assignments to Maxygen or its designee. If Maxygen requires assistance from Employee after termination of Employee's employment, Employee will be compensated for time actually spent in providing assistance at an hourly rate equivalent to Employee's salary or wages upon termination of employment.

     (e) Power of Attorney. If Maxygen cannot obtain Employee's signature on any
         -----------------
document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Invention, whether due to Employee's mental or physical incapacity, or any other reason, Employee hereby irrevocably designates and appoints Maxygen and each of its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for, and on Employee's behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by Employee.

     (f) Evidence. Employee agrees, whenever requested to do so by Maxygen, both
         --------
during and after employment, to deliver to Maxygen any evidence required for legal proceedings and to testify in any such proceedings, and otherwise to cooperate as reasonably requested by Maxygen in connection therewith.

     (g) Records of Inventions. Employee agrees to keep adequate and current
         ---------------------
written records of all Inventions, in the form of notes, sketches, drawings and/or reports, which records are, and will remain, the property of Maxygen and will be available to Maxygen at all times.

     (h) California Labor Code ss. 2870. This Paragraph does not apply to an
         ------------------------------
Invention that is subject to the provisions of Section 2870 of the California Labor Code, which is reprinted in its entirety in Exhibit B to this Agreement.

6.   EXCLUDED INVENTIONS
     -------------------

     Employee represents that any inventions, original works of authorship, discoveries, concepts or ideas, if any ("Excluded Inventions"), to which Employee presently has any right, title or interest, and which were previously conceived either wholly or in part by Employee, and that Employee desires to exclude from the operation of this Agreement are identified on Exhibit C of this Agreement. Employee represents that the list contained in Exhibit C is complete to the best of Employee's knowledge, and that the exclusion of any Inventions from the list will not materially affect Employee's ability to perform all obligations under this Agreement. The Company agrees to receive and hold all disclosures in confidence.

7.   INJUNCTIVE RELIEF
     -----------------

     Employee acknowledges that it would be difficult for Maxygen to measure actual damages resulting from any breach by Employee of Paragraphs 2 through 5 of this Agreement, and that money damages alone would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches any provision of Paragraphs 2 through 5, Maxygen will be entitled, in addition to any other remedies it may have, to specific performance, injunctions, or other appropriate orders to correct or restrain any such breach by Employee, without showing or proving any actual damage sustained by Maxygen or posting any bond or other security.

8.   ATTORNEY FEES
     -------------

     If any action is necessary to enforce this Agreement, including any action under Paragraph 7, the prevailing party will be entitled to recover its reasonable costs and attorney fees, including reasonable expert witness fees.

9.   NON-COMPETITION
     ---------------

     (a) Employee agrees that, during the term of employment with Maxygen, Employee will not establish or act, directly or indirectly, by way of ownership, management or otherwise, whether or not for compensation, as a consultant, employer, employee, agent, principal, partner, stockholder (other than ownership of less than 5% of the outstanding capital stock of a publicly-traded corporation), officer, director or in any other representative or individual capacity for any business that (i) is similar to, or (ii) is directly competitive with, or (iii) provides goods or services to any aspect of the business in which Maxygen is engaged or contemplates engaging.

     (b) Employee agrees not to enter into any agreement that contains any term that may conflict, either actually or potentially, with the terms of this Agreement.

     (c) Employee agrees that during the employment term, Employee will not take for Employee's own use, and will promptly notify Maxygen of, any and all business opportunities of which Employee becomes aware that relate, directly or indirectly, to the current or reasonably anticipated future business of Maxygen.

10.  NON-DISPARAGEMENT
     -----------------

     Employee agrees that, during employment with Maxygen and thereafter, Employee will not make comments, whether oral or in writing, that tend to disparage or injure Maxygen, its officers, directors, agents, employees, products and services. Nothing in this Agreement will be construed to preclude Employee from complying with the terms of a validly issued subpoena.

11.  NOTIFICATION TO NEW EMPLOYER
     ----------------------------

     In the event that Employee's employment with Maxygen terminates for any reason, Employee hereby grants consent to Maxygen to notify Employee's new employer about Employee's rights and obligations under this Agreement.

12.  AT-WILL EMPLOYMENT
     ------------------

     This Agreement expressly defines certain obligations of Employee that will apply during and after Employee's employment with Maxygen. This Agreement is not a contract of employment and does not alter the employment relationship between Employee and Maxygen, which at all times remains at will. At will employment means that Employee's employment and compensation can be terminated by either party, with or without cause and with or without advance notice.

13.  GENERAL TERMS
     -------------

     (a) Employee agrees that upon the request of Maxygen, Employee will meet with representatives of Maxygen to review the terms of this Agreement and Employee's obligations under it.

     (b) Employee will keep Maxygen advised of Employee's home and business address for a period of three years after termination of Employment, so that Maxygen can contact Employee regarding the continuing obligations imposed by this Agreement.

     (c) To the extent any provision of this Agreement, or any portion thereof, is found to be illegal or unenforceable for any reason, the provision or portion will be modified or deleted in such manner so as to make the Agreement as modified legal and enforceable under the applicable laws, and the balance of the Agreement will be construed as severable and independent.

     (d) This Agreement will be binding upon Employee and Employee's heirs, executors, assigns, and administrators, and will inure to the benefit of Maxygen, its successors, designees, and assigns.

     (e) This Agreement will be governed by the laws of the State of California and will in all respects be interpreted and enforced under the laws of California, without reference to principles of conflicts of laws.

     (f) Employee and Maxygen specifically agree that any legal action relating to this Agreement will be instituted and prosecuted in the courts in San Mateo County, California. Each party hereby waives the right to change venue, and consents to personal jurisdiction for purposes of any action arising under this Agreement.

     (g) The language of all parts of this Agreement will in all cases be construed as a whole, according to its fair meaning and not strictly for or against either of the parties.

     (h) This Agreement may be signed in two counterparts, each of which shall be deemed an original.

     (i) The use of the singular in this Agreement includes the plural, as appropriate.

     (j) This Agreement sets forth the entire Agreement between Employee and Maxygen with respect to its subject matter, and it fully supersedes any and all previous oral or written communications, correspondences, representations, promises, or agreements between the parties relating to this subject. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside of those expressly set forth in this Agreement.

     (k) This Agreement may not be supplemented, changed or otherwise modified except by an instrument in writing signed by both Employee and an authorized representative of Maxygen.

     (l) Waiver by Maxygen of a breach of any provision of this Agreement or of another employee's agreement will not waive any other or subsequent breach by Employee.

     (m) The following exhibits constitute part of this Agreement and are incorporated by reference:

     Exhibit A - Termination Certificate
     ---------
     Exhibit B - Written Notification to Employee of California Labor
     ---------   Codess.2870
     Exhibit C - Employee Statement
     ---------

14.  SURVIVAL OF AGREEMENT
     ---------------------

     The rights and obligations of the parties to this Agreement will survive termination of employment of Employee with Maxygen.

     Employee has carefully read this Agreement, and understands its terms. Employee has completely filled out Exhibit B, and has received a copy of Exhibit A, Written Notification to Employee of California Labor Code ss. 2870. Employee signs this Agreement freely and voluntarily.

EMPLOYEE

Name: _______________________________ Date: _________________________

Signature: __________________________


MAXYGEN, INC.

Name: _______________________________ Date: __________________________

Signature: __________________________

                                    EXHIBIT A
                                    ---------

                            TERMINATION CERTIFICATION
                            -------------------------

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, materials, equipment, other documents or property or any reproductions of any of these items belonging to Maxygen, its subsidiaries, affiliates, successors or assigns (collectively "the Company").

     I further certify that I have complied with, and will continue to comply with, all the terms of the Maxygen Confidential Information, Secrecy and Invention Agreement that I signed, including the reporting of any inventions or original works of authorship, as defined in that Agreement, conceived or made by me (jointly or with others) that are covered by that Agreement.

     I agree that, in compliance with the Confidential Information, Secrecy and Invention Agreement, I will preserve as confidential, and not use, any or all Confidential Information, Inventions, or other information that has or could have commercial value or other utility in the business in which Maxygen is engaged or in which it contemplates engaging. I will not use or participate in the unauthorized disclosure of information that could be detrimental to the interests of Maxygen, whether or not such information is identified as Confidential Information.

     I further agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, I will not either directly or indirectly:

     (a) disrupt, damage, impair or interfere with Maxygen's business by recruiting, soliciting or otherwise inducing any Maxygen employee or exclusive consultant to enter into employment or an exclusive consulting relationship with any other business entity that competes with Maxygen; or

     (b) (i) call on, solicit, or take away (directly or indirectly), or (ii) attempt to call on, solicit or take away any Maxygen customer or potential customer whom the Company has identified during the term of Employee's employment with Maxygen, either for my own benefit or for the benefit of another person or entity, nor solicit or induce any customer or potential customer to terminate a business relationship with Maxygen.

     Upon the termination of my employment with Maxygen, I will be employed by ______________________________ and will be working in connection with the following projects:

Dated:
      ----------------                      ------------------------------------
                                            [Employee Signature]


                                            ------------------------------------
                                            [Employee Name Printed]

                 Address for Notifications:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                    EXHIBIT B
                                    ---------

                      WRITTEN NOTIFICATION TO EMPLOYEE OF
                      -----------------------------------
                         CALIFORNIA LABOR CODE ss. 2870
                         ------------------------------

         In accordance with California Labor Code section 2870, you are hereby notified that your Confidential Information, Secrecy and Invention Agreement does not require you to assign to Maxygen any invention for which no equipment, supplies, facility, or trade secret information of Maxygen was used, that was developed entirely on your own time, and that does not relate to the business of Maxygen or to Maxygen's actual or demonstrably anticipated research or development, or does not result from any work performed by you for Maxygen.

         The text of California Labor Code section 2870 is set forth below.

                         CALIFORNIA LABOR CODE ss. 2870
               INVENTION ON OWN TIME -- EXEMPTION FROM AGREEMENT.

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

              (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

              (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

         I hereby acknowledge receipt of this written notification.

Dated:
      -----------------             ------------------------------------------
                                            [Employee Signature]

                                    ------------------------------------------
                                            [Employee Name Printed]

                                    EXHIBIT C
                                    ---------

                               EMPLOYEE STATEMENT
                               ------------------

     1.       Confidential  Information.  Except as set forth below, I
              -------------------------
acknowledge at this time that I know nothing about the Confidential Information of Maxygen, except information that has been disclosed to me by Maxygen. If I know of no such information, I will so state.



     2.       Prior  Inventions.  Except as set forth below, I acknowledge
              -----------------
at this time that I have not made or reduced to practice (alone or jointly with others) any inventions relevant to the subject matter of my employment with Maxygen. If there are no such inventions, I will so state.




Dated:
      -----------------             ------------------------------------------
                                    [Employee Signature]

                                    ------------------------------------------
                                    [Employee Name Printed]

                                                                       Exhibit B
                                                  to Change of Control Agreement

                                  MAXYGEN, INC.

                              AGREEMENT AND RELEASE

     I hereby confirm my obligations under the Confidential Information, Secrecy and Invention Agreement that I have previously entered into with the Company.

     I acknowledge that I have read and understand Section 1542 of the California Civil Code that reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Agreement and Release (the "Release") and except for obligation of the Company set forth in the Change of Control Agreement entered into between the Company and me, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Release (as defined below), including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination;

fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to (i) indemnify me pursuant to any applicable indemnification agreement and to provide me with continued coverage under the Company's directors and officers liability insurance policy to the same extent that it has provided such coverage to previously departed officers and directors of the Company or (ii) provide the benefits to me set forth in the Change of Control Agreement entered into between the Company and me.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. If and only if I am covered by ADEA, I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Release; (B) I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me (the "Effective Date"). If I am not covered by ADEA, I acknowledge that this Agreement shall be effective as of the date upon which this Release has been executed by me (the "Effective Date").

                  By:
                      -----------------------------------------
                               THE EXECUTIVE



                  Date:
                        ---------------------------------------